CONTACT:	Teresa Ciambotti, SVP, Director of Investor Relations (814) 231-6401

HEADLINE:	Omega Financial Corporation Third Quarter Earnings Up Nearly 7%

FOR IMMEDIATE RELEASE — October 18, 2006 —

STATE COLLEGE, PA – Net income for Omega Financial Corporation (NASDAQ:OMEF) rose by 6.8% to $5.942 million in the third quarter of this year, compared to the same period last year, company officials said. Per share diluted earnings increased by the same percentage to $0.47.

Donita R. Koval, Omega’s president and chief executive officer, attributed the increases to strong performances in managing the net interest margin, continuing diligent cost controls and ongoing efforts to grow non-interest income.

Koval stated the company’s net interest margin for the quarter increased 9 basis points to 4.08% from 3.99% on a fully tax-equivalent basis. The company’s Return on Average Tangible Assets was 1.37% and Return on Average Tangible Equity 15.46%, representing an increase of 12.3% and 5.3%, respectively. Common share dividends declared for the period were unchanged at $0.31.

For the year to date, Omega’s net interest margin rose 17 basis points to 4.05% from 3.88% in 2005, while net income declined to $16.6 million, compared to $17.5 million in 2005. Koval said that one time gains from the sales of assets and investments and the early extinguishment of debt in 2005 and 2006, combined with a loss on the disposal of discontinued operations in 2006 were largely responsible for the difference. Excluding those transactions, she said, results in an increase in year-to-date net income just over 3%.

In non-interest income, the company recorded a 3.7% improvement in the third quarter, excluding gains on the sales of assets and investments. The increase was largely due to increases in service fees on loans and deposits. For the year to date, non-interest income was up 4.5% excluding gains on the sales of assets and investments and gains on the early extinguishment of debt.

Koval stated Omega continued its expense control efforts, resulting in a decrease of nearly 2.5% in the third quarter of 2006 versus the same period last year. For the year to date, non-interest expenses were contained to less than one percent increase.

In the first quarter of 2006, approximately $20 million in loans for one commercial borrower was placed on non-accrual status. Omega continues to evaluate this credit relationship and has increased the amount of loan loss allowance allocated to this borrower to $3.5 million as of September 30, 2006. Despite this increased allowance, no provision was necessary this quarter due to a large recovery on a previously charged off loan and other credit improvements.

In the third quarter, the Company completed the sale of its Sentry Trust affiliate which it acquired in the 2004 merger with Sun Bancorp. The results of Sentry Trust are reflected as discontinued operations in the consolidated statements of income and Sentry’s related assets and liabilities have been segregated as such on the consolidated balance sheets. Additionally, the Company has agreed to sell three branch locations as it continues refining its retail network in the wake of the merger. The assets and liabilities of these branches are classified as held for sale in the September 30, 2006 consolidated balance sheet. One of the branch sales was completed earlier this month and the other two are expected to close before December 31, 2006.The branch sales are expected to result in a pre-tax gain of approximately $2.3 million.

Quarterly and annual reports, a corporate profile, stock quotes and other financial data can be accessed through the Omega web site at www.omegafinancial.com. Financial statements and selected financial highlights are summarized on the following pages.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)
(In thousands, except as indicated * )

	Three Months Ended September 30,			Nine Months Ended September 30,
	2006	2005	% Change	2006	2005	% Change

Earnings:
Net income	$5,942	$5,565	6.8%	$16,630	$17,523	(5.1)%

Per share statistics: *
Diluted earnings	$.47	$.44	6.8%	$1.32	$1.38	(4.3)%
Dividends declared — common	.31	.31	—	.93	.93	—
Book value — common	25.69	25.28	1.6	25.69	25.28	1.6
Book value — tangible	12.44	11.74	6.0	12.44	11.74	6.0
Market value — High	32.38	33.50	(3.3)	34.21	34.50	(0.8)
Low	28.12	26.55	5.9	27.88	32.22	(13.5)

Financial position at period end:
Assets	$1,876,690	$1,971,830	(4.8)%	$1,876,690	$1,971,830	(4.8)%
Net loans (1)	1,165,020	1,215,688	(4.2)	1,165,020	1,215,471	(4.2)
Deposits (1)	1,389,788	1,447,850	(4.0)	1,389,788	1,447,850	(4.0)
Shareholders’ equity	322,974	318,540	1.4	322,974	318,540	1.4

Average Balances:
Assets	$1,902,291	$1,989,655	(4.4)%	$1,909,952	$2,013,623	(5.1)%
Net loans (1)	1,171,336	1,228,200	(4.6)	1,180,286	1,260,896	(6.4)
Deposits (1)	1,407,941	1,496,702	(5.9)	1,410,603	1,502,997	(6.1)
Shareholders’ equity	322,902	322,500	0.1	322,080	320,372	0.5

Non-Performing Loans at period end:
Non-accrual loans	$23,263	7,006	232.0%	$23,263	7,006	232.0%
Accruing loans past due 90 days or more	2,943	2,452	20.0	2,943	2,452	20.0
Restructured loans	—	215	(100.0)	—	215	(100.0)

Profitability ratios — annualized: *
Return on average assets	1.25%	1.12%	11.7%	1.16%	1.16%	0.1%
Return on tangible assets	1.37	1.22	12.3	1.27	1.27	—
Return on average stated equity (2)	7.36	6.90	6.6	6.88	7.29	(5.6)
Return on average tangible equity (3)	15.46	14.68	5.3	14.55	15.73	(7.5)
Net interest margin — fully tax equivalent	4.08	3.99	2.3	4.05	3.88	4.4

Shares outstanding at period end: *
Common	12,573,916	12,609,546	(0.3)%	12,573,916	12,609,546	(0.3)%

(1) Includes amounts classified as held for sale
(2) Average stated equity is equal to average shareholders’ equity.
(3) Average tangible equity represents average shareholders’ equity less average intangibles and goodwill.

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
	September 30,		December 31,
Assets	2006		2005
Cash and due from banks	$52,733		$56,194
Interest bearing deposits with other banks	11,664		8,908
Federal funds sold	7,150		—
Trading securities	43		468
Investment securities available for sale	315,175		347,300
Other investments	11,885		6,055
Investment in unconsolidated subsidiary	1,625		1,625
Loans held for sale	-		264
Total portfolio loans	1,152,089		1,214,591
Less: Allowance for loan losses	(14,827)		(15,482)

Net portfolio loans	1,137,262		1,199,109
Premises and equipment, net	31,420		35,997
Other real estate owned	525		956
Bank-owned life insurance	75,706		75,144
Investment in limited partnerships	5,964		6,612
Core deposit intangibles	5,825		6,729
Other intangibles	1,112		1,193
Goodwill	159,387		159,191
Assets held for sale	32,122		—
Assets of discontinued operations	-		4,599
Other assets	27,092		29,635

TOTAL ASSETS	$1,876,690		$1,939,979

Liabilities and Shareholders’ Equity
Deposits:
Non-interest bearing	$236,783		$236,683
Interest bearing	1,118,342		1,185,847

Total deposits	1,355,125		1,422,530
Short-term borrowings	62,708		90,153
ESOP debt	1,574		1,845
Junior subordinated debentures	56,318		56,692
Long-term debt	28,224		36,322
Other interest bearing liabilities	815		882
Liabilities held for sale	34,690		—
Liabilities of discontinued operations	-		156
Other liabilities	14,262		12,909

TOTAL LIABILITIES	1,553,716		1,621,489
Shareholders’ Equity
Preferred stock, par value $5.00 per share:
Authorized - 5,000,000 shares, none issued
Common stock, par value $5.00 per share:
Authorized - 25,000,000 shares;
Issued - 12,774,585 shares at September 30, 2006;
12,670,323 shares at December 31, 2005;	63,889		63,368
Outstanding - 12,573,916 shares at September 30, 2006;
12,599,508 shares at December 31, 2005;
Capital surplus	102,030		99,874
Retained earnings	164,711		159,583
Accumulated other comprehensive income		(550)	(1,226)
Unearned compensation related to ESOP debt		(928)	(1,125)
Cost of common stock in treasury:
204,415 shares at September 30, 2006
70,815 shares at December 31, 2005	(6,178)		(1,984)
TOTAL SHAREHOLDERS’ EQUITY	322,974		318,490

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,876,690		$1,939,979

OMEGA FINANCIAL CORPORATION AND SUBSIDIARIES
	CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except share data)
	Unaudited
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
Interest Income:
Interest and fees on loans	$20,621	$19,887	$60,830	$58,846
Interest and dividends on investment securities	3,043	2,975	9,224	8,031
Other interest income	516	288	858	984

TOTAL INTEREST INCOME.	24,180	23,150	70,912	67,861
Interest Expense:
Interest on deposits	6,824	5,754	19,128	16,005
Interest on short-term borrowings	708	576	2,142	1,504
Interest on long-term debt and
other interest bearing liabilities	1,259	1,211	3,771	4,151
TOTAL INTEREST EXPENSE	8,791	7,541	25,041	21,660

NET INTEREST INCOME	15,389	15,609	45,871	46,201
Provision for loan losses		290	220	612

INCOME FROM CREDIT ACTIVITIES	15,389	15,319	45,651	45,589
Other Income:
Service fees on deposit accounts	2,594	2,409	7,546	6,857
Service fees on loans	445	362	1,270	989
Earnings on bank-owned life insurance	620	571	1,779	1,720
Trust fees	919	1,017	3,064	3,188
Investment and insurance product sales	668	619	2,210	2,429
Gain on the early extinguishment of debt	—	—	—	1,043
Gain (loss) on sale of loans and other assets	112	(1)	233	(379)
Net gains on the sale of investment securities	577	134	815	1,671
Other	1,226	1,263	3,607	3,441

TOTAL OTHER INCOME	7,161	6,374	20,524	20,959
Other Expense:
Salaries and employee benefits	7,397	7,527	22,189	22,046
Net occupancy expense	1,019	1,002	3,207	3,105
Equipment expense	1,111	1,028	3,382	3,124
Data processing service	683	632	2,001	1,879
Pennsylvania shares tax	598	107	2,038	1,275
Amortization of intangible assets	221	234	664	591
Other	3,517	4,384	10,967	12,354

TOTAL OTHER EXPENSE	14,546	14,914	44,448	44,374
Income before income taxes and discontinued operations	8,004	6,779	21,727	22,174

Income tax expense	1,953	1,388	5,004	4,771
Income from continuing operations	6,051	5,391	16,723	17,403

Discontinued operations:
Income from discontinued operations, net of tax	284	174	446	120
Loss on disposal of discontinued operations, net of tax	(393)	—	(539)	—

Income (Loss) from discontinued operations	(109)	174	(93)	120
NET INCOME	$5,942	$5,565	$16,630	$17,523

Net income per common share:
Basic	$0.47	$0.44	$1.32	$1.39
Diluted	$0.47	$0.44	$1.32	$1.38
Net income per common share from continuing operations
Basic	$0.48	$0.43	$1.33	$1.38
Diluted	$0.48	$0.43	$1.33	$1.37
Net income per common share from discontinued operations
Basic	($0.01)	$0.01	($0.01)	$0.01
Diluted	($0.01)	$0.01	($0.01)	$0.01
Weighted average shares and equivalents:
Basic	12,560	12,616	12,573	12,606
Diluted	12,592	12,666	12,615	12,658
Dividends declared per share:
Common	0.31	0.31	0.93	0.93

Omega Financial Corporation
Consolidated Net Interest Income Analysis
3rd Quarter 2006 vs. 3rd Quarter 2005
(In thousands)
	Third Quarter 2006			Third Quarter 2005			Increase	Decrease
			-			-
	Average		Income/	Average		Income/	Due To	Due To	Net
	Balance	Rate	Expense	Balance	Rate	Expense	Volume	Rate	Change
INTEREST EARNING ASSETS
Money Market Investments

Interest Bearing Deposits	19,627	3.96%	196	20,513	2.88%	149	(7)	54	47
Federal Funds Sold	24,033	5.28%	320	16,966	3.25%	139	72	109	181

Total Money Market Investments	43,660	4.69%	516	37,479	3.05%	288	66	162	228

Investment Securities

U.S. Treasuries and Agencies	271,150	3.77%	2,580	263,072	3.46%	2,293	73	214	287
State and Municipals-Tax Free	26,803	2.25%	151	65,391	2.91%	475	(234)	(90)	(324)
Corporate Securities	21,573	5.79%	312	16,388	4.95%	203	71	38	109

Total Investment Securities	319,526	3.78%	3,043	344,851	3.43%	2,971	(90)	162	72

Loans

Commercial Loans	256,460	7.49%	4,840	264,151	6.68%	4,445	(132)	527	395
Tax Free Commercial Loans	18,615	4.77%	224	19,860	4.85%	243	(15)	(4)	(19)
Real Estate Loans	685,903	6.88%	11,798	762,124	6.28%	11,961	(1,262)	1,099	(163)
Tax Free Real Estate Loans	40,487	4.41%	446	39,352	4.14%	407	12	27	39
Personal Loans and Leases	184,790	7.11%	3,313	157,933	7.11%	2,831	482	—	482

Total Loans	1,186,255	6.93%	20,621	1,243,420	6.38%	19,887	(916)	1,650	734

Total Earning Assets	1,549,441	6.22%	24,180	1,625,750	5.68%	23,146	(940)	1,974	1,034

FUNDING SOURCES
Interest Bearing Liabilities

Checking with Interest	308,275	0.80%	620	372,511	0.81%	764	(134)	(10)	(144)
Money Market Accounts	83,756	1.51%	318	106,391	1.42%	381	(86)	23	(63)
Savings Accounts	196,299	0.55%	272	219,285	0.55%	304	(32)	—	(32)
CD’S, $100,000 and Over	98,731	4.19%	1,042	93,893	3.52%	832	45	165	210
Other Time Deposits	478,506	3.79%	4,572	467,897	2.94%	3,473	80	1,019	1,099

Total Interest Bearing Deposits	1,165,567	2.32%	6,824	1,259,977	1.81%	5,754	(128)	1,198	1,070

Other Borrowed Funds-Short Term	71,891	3.91%	708	71,336	3.20%	576	5	128	132
Long Term Debt	84,774	5.90%	1,250	83,630	5.76%	1,205	16	29	45
Other Interest Bearing Liabilities	819	4.40%	9	847	2.83%	6	(0)	3	3
Demand Deposits	242,375			236,725
Cash	(50,363)			(54,547)
Other	34,378			27,782

Total Funding Sources	1,549,441	2.25%	8,791	1,625,750	1.84%	7,541	(107)	1,357	1,250

Net Int Spread — Net Int Income		3.97%	15,389		3.84%	15,605	(833)	617	(216)

Net Int Spread-Tax Equivalent		4.08%			3.99%

Tax Equivalent Net Int Income			15,831			16,211